UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 17, 2011

CAVICO CORP.

(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230,
          Huntington Beach, California             92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Peter DiChiara, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Phone: (646) 755-7391
Fax: (917) 591-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 17, 2011, Cavico Corp. (the “Company”) received a letter (“Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets the NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1),in that the Company’s common stock has traded below $1.00 per share for 30 consecutive business days.

The notification letter states that the Company will be afforded 180 calendar days, or until December 14, 2011, to regain compliance with the minimum bid price continued listing requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance by December 14, 2011, NASDAQ will provide written notification to the Company that its securities are subject to delisting. During this time, the Company will continue to monitor the closing bid price for its common stock and consider its available options to regain compliance with the NASDAQ minimum bid price requirement.

As previously reported, the Company received a letter from NASDAQ notifying the Company stating that because the Company failed to file its Form 10-Q for the period ended March 31, 2011, on or before its due date, and because the Company remains delinquent in filing Form 10-K for the period ended December 31, 2010, on or before its due date, it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires that a listed company timely file periodic financial reports with the U.S. Securities and Exchange Commission as a condition to continued listing of its securities.

A copy of the press release issued by the Company on June 23, 2011, disclosing receipt of the Letter is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description
99.1	Press Release dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: June 23, 2011	By:	/s/ Ha Quang Bui
Ha Quang Bui
Chairman of the Board, President and Chief Executive Officer

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